UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

iTeos Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39401	84-3365066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 339 217 0161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by iTeos Therapeutics, Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2025, the Company entered into an Agreement and Plan of Merger, dated as of July 18, 2025 (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Parent”), and Concentra Merger Sub VIII, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on August 29, 2025, Parent completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock” and shares of Common Stock, “Shares” and each a “Share”), in exchange for (i) $10.047 in cash per Share (the “Cash Amount”); plus (ii) one non-transferable contractual contingent value right per Share (each, a “CVR,” and each CVR together with the Cash Amount, the “Offer Price”), which CVR represents the right to receive potential payments pursuant to the terms and subject to the conditions of the contingent value rights agreement (the “CVR Agreement”), dated August 29, 2025, by and among Parent, Merger Sub, Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company, and Fortis Advisors LLC, a Delaware limited liability company, all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated August 1, 2025 (the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may have been amended or supplemented, constituted the “Offer”).

The Offer expired one minute after 11:59 p.m. Eastern Time on Thursday, August 28, 2025. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, a total of 32,226,407 Shares were validly tendered, and not validly withdrawn, representing approximately 72.17% of the outstanding Shares. The number of Shares validly tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Parent accepted for payment all Shares validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on August 29, 2025, Merger Sub merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub ceased and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with no stockholder vote required. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than any Shares owned by Parent, Merger Sub or any other subsidiary of Parent, or by any stockholders of the Company who were entitled to and who properly exercised appraisal rights under Delaware law, was converted into the right to receive the Offer Price without interest, less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) (A) each option to purchase Shares from the Company (“Company Stock Options,” and each such option, a “Company Stock Option”) that was then outstanding but not then vested or exercisable and that was held by a Company service provider who was subject to an individual employment or other agreement and/or a Company severance and change in control plan or agreement that provides for accelerated vesting of time-based equity awards upon the occurrence of a sale of the Company or a qualifying termination of employment or service in connection with, or within a specified time following a sale of the Company (each such option an “Accelerated Vesting Stock Option”) became immediately vested and exercisable in full, (B) each Company Stock Option that had an exercise price per share that is less than the Cash Amount (each, an “In-the-Money Option”) that was then vested and outstanding was canceled and, in exchange therefor, the holder of such canceled In-the-Money Option became entitled to receive in consideration of the cancellation of such In-the-Money Option (x) an amount in cash without interest, subject to any applicable tax withholding, equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per Share underlying such In-the-Money Option by (2) the number of Shares underlying such In-the-Money Option as of immediately prior to the Effective Time and (y) one CVR for each Share underlying such In-the-Money Option, and (C) each Company Stock Option that had an exercise price per share that was equal to or greater than the Cash Amount, and each unvested Company Stock Option that was not an Accelerated Vesting Stock Option, that was then outstanding was canceled for no consideration; and (ii) (A) each restricted stock unit of the Company (collectively, the “Company Restricted Stock Units,” and each a “Company Restricted Stock Unit”) that was held by a Company service provider who was subject to an individual employment or other agreement and/or a Company severance and change in control plan or agreement that provides for accelerated vesting of time-based equity awards upon the occurrence of a sale of the Company or a qualifying termination of employment or service in connection with, or within a specified time following a sale of the Company (each such Company Restricted Stock Unit an “Accelerated Vesting Restricted Stock Unit”) that was then outstanding but not then vested became immediately vested in full, (B) each Accelerated Vesting Restricted Stock Unit that was then outstanding was canceled and, in exchange therefor, the holder of such canceled Company Restricted Stock Unit became entitled to receive in consideration of the cancellation of such Company Restricted Stock Unit (x) an amount in cash without interest, subject to any applicable tax withholding, equal to the Cash Amount and (y) one CVR and (C) each unvested Company Restricted Stock Unit that was not an Accelerated Vesting Restricted Stock Unit that was then outstanding was canceled for no consideration.

The foregoing description of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 21, 2025, incorporated herein by reference, and the full text of the CVR Agreement attached as Exhibit 2.2 to this Current Report on Form 8-K.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on August 29, 2025 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of David Hallal, Michel Detheux, Ph.D., Ann Rhoads, David Lee, Tony Ho, Jill DeSimone and Robert Iannone resigned from the board of directors of the Company.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Kevin Tang. The executive officers of Merger Sub immediately prior to the Effective Time were: (i) Mr. Tang, Chief Executive Officer; (ii) Michael Hearne, Chief Financial Officer; (iii) Ryan Cole, Chief Operating Officer; (iv) Stew Kroll, Chief Development Officer; and (v) Thomas Wei, Chief Business Officer.

Information regarding the new director and executive officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth on Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated as of July 18, 2025, by and among iTeos Therapeutics, Inc., Concentra Biosciences, LLC, and Concentra Merger Sub VIII, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 21, 2025).

2.2+	Contingent Value Rights Agreement, dated August 29, 2025, by and among Concentra Biosciences, LLC, Concentra Merger Sub VIII, Inc., Broadridge Corporate Issuer Solutions, LLC and Fortis Advisors LLC.

3.1	Amended and Restated Certificate of Incorporation of iTeos Therapeutics, Inc.

3.2	Amended and Restated Bylaws of iTeos Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTeos Therapeutics, Inc.

Date: August 29, 2025	By:	/s/ Michel Detheux, Ph.D.
Michel Detheux, Ph.D. President and Chief Executive Officer